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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): November 14, 2002
                                                   -------------------


                            ABERCROMBIE & FITCH CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                    1-12107                          31-1469076
--------------             ----------------                 ------------------
(State or other           (Commission File                    (IRS Employer
jurisdiction of                Number)                      Identification No.)
incorporation)



                     6301 Fitch Path, New Albany, Ohio 43054
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               (Address of principal executive offices) (Zip Code)

                                 (614) 283-6500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On November 14, 2002, Abercrombie & Fitch Co. (the "Company") and its subsidiary Abercrombie & Fitch Management Co. ("A&F Management") entered into a new Credit Agreement (the "New Credit Agreement") among A&F Management, as Borrower, the Company, as Guarantor, the Lenders party thereto, and National City Bank, as Administrative Agent and Lead Arranger. The New Credit Agreement relates to a syndicated unsecured revolving credit facility under which up to $250 million will be available and replaces both the Credit Agreement, dated as of April 30, 1998 (the "Prior Credit Agreement"), under which $150 million of unsecured revolving credit had been available and a separate $75 million facility for the issuance of trade letters of credit. The New Credit Agreement is filed with this Form 8-K as Exhibit 4.1.

         The primary purposes of the New Credit Agreement are for trade and stand-by letters of credit and working capital. The New Credit Agreement is due to expire on November 14, 2005. The New Credit Agreement has several borrowing options, including interest rates that are based on the agent bank's "Alternate Base Rate" or a LIBO Rate (in each case, as defined in the New Credit Agreement). Facility fees payable under the New Credit Agreement are based on the ratio, on a consolidated basis ("leverage ratio"), of (a) the sum of total debt plus 800% of forward minimum rent commitments to (b) consolidated EBITDAR (as defined in the New Credit Agreement) for the trailing four-fiscal-quarter period. The New Credit Agreement contains limitations on indebtedness, liens, sale-leaseback transactions, significant corporate changes including mergers and acquisitions with third parties, investments, restricted payments (including dividends and stock repurchases), hedging transactions and transactions with affiliates. The New Credit Agreement also contains financial covenants requiring a minimum ratio, on a consolidated basis, of EBITDAR for the trailing four-fiscal-quarter period to the sum of interest expense and minimum rent for such period as well as a maximum leverage ratio.

         As of November 14, 2002, there had been no amounts outstanding under the Prior Credit Agreement. Letters of credit covering an aggregate amount of approximately $44.2 million were transferred to the New Credit Agreement.

         The obligations of A&F Management under the New Credit Agreement are guaranteed by the Company and the Company's direct and indirect domestic subsidiaries other than A&F Management. A copy of the Guarantee Agreement, dated as of November 14, 2002, is filed with this Form 8-K as Exhibit 4.2.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b)       Not applicable.

         (c) EXHIBITS:

EXHIBIT NO.                   DESCRIPTION


   4.1 Credit Agreement, dated as of November 14, 2002, among Abercrombie & Fitch Management Co., as Borrower, Abercrombie & Fitch Co., as Guarantor, the Lenders party thereto, and National City Bank, as Administrative Agent and Lead Arranger (the "Credit Agreement")

   4.2 Guarantee Agreement, dated as of November 14, 2002, among Abercrombie & Fitch Co., each direct and indirect domestic subsidiary of Abercrombie & Fitch Co. other than Abercrombie & Fitch Management Co., and National City Bank, as administrative agent for the Lenders party to the Credit Agreement




                  [Remainder of page intentionally left blank;
                          signature on following page.]



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ABERCROMBIE & FITCH CO.


Dated: November 26, 2002             By: /s/ Wesley S. McDonald
                                         ---------------------------------------
                                     Wesley S. McDonald
                                     Vice President-Chief Financial
                                     Officer




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                                INDEX TO EXHIBITS


                           Current Report on Form 8-K
                             Dated November 26, 2002

                             Abercrombie & Fitch Co.


EXHIBIT NO.       DESCRIPTION


   4.1 Credit Agreement, dated as of November 14, 2002, among Abercrombie & Fitch Management Co., as Borrower, Abercrombie & Fitch Co., as Guarantor, the Lenders party thereto, and National City Bank, as Administrative Agent and Lead Arranger (the "Credit Agreement")

   4.2 Guarantee Agreement, dated as of November 14, 2002, among Abercrombie & Fitch Co., each direct and indirect domestic subsidiary of Abercrombie & Fitch Co. other than Abercrombie & Fitch Management Co., and National City Bank, as administrative agent for the Lenders party to the Credit Agreement













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